                                                       [Jefferson Pilot
                                                        Financial Logo]

                         APPLICATION FOR LIFE INSURANCE


                          JEFFERSON PILOT LIFEAMERICA
                               INSURANCE COMPANY







BJF-8313.22 (4/02)
(NEW YORK VERSION)                                                       4/02

[Jefferson Pilot             JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
 Financial Logo]             SERVICE OFFICE:  One Granite Place, PO Box 515,
                             Concord, New Hampshire 03302-0515 - (603) 226-5000


APPLICATION FOR LIFE INSURANCE

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GENERAL INSTRUCTIONS FOR COMPLETING THE APPLICATION
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PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY. IF YOU HAVE ANY QUESTIONS, PLEASE
CONTACT YOUR MARKETING DEPARTMENT FOR ASSISTANCE BEFORE COMPLETING THIS APPLICATION. Thank you for the opportunity to underwrite your business.

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COMPLETING THE APPLICATION
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-    Answer all questions on each page, and record each answer in complete detail using black or blue ink.

- While completion of Section IX is not required if a full paramedical or medical examination is necessary, answering all medical questions (including the full name, address and phone number for each physician consulted) will enable the underwriter to promptly begin the underwriting process. Please complete Section IX if a full paramedical or medical exam is over 90 days old but less than 180 days old.

- DO NOT USE WHITEOUT. If you need to change an answer put a line through the mistake and have the change initialed by the Owner. If a health question is changed, draw a line through the mistake and have the change initialed by the Proposed Insured.

-    The LICENSED AGENT OR BROKER must complete, sign and date the AGENT'S
     REPORT.

- IF APPLYING FOR A SURVIVORSHIP POLICY, complete a separate application for each individual proposed for coverage.

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AUTHORITY
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No agent, broker or medical examiner has the authority to make or modify any
Company contract or to waive any of the Company's requirements.

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CONDITIONAL RECEIPT
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If you accept money with the application, you must give the Applicant a copy of the receipt.

-    ADVANCE PAYMENTS MAY NOT BE ACCEPTED IF:
     1. The Life insurance applied for with all Jefferson Pilot Financial affiliated insurance companies exceeds $625,000 on any one life including optional benefit riders.
     2. Any Proposed Insured's age is less than 15 days or in excess of 70 years.
     3. Either of the Health Questions at the beginning of the Conditional Receipt is answered YES or LEFT BLANK.

- IF THE ADVANCE PAYMENT RULES ALLOW MONEY TO BE ACCEPTED, PLEASE FOLLOW THESE GUIDELINES:
     1. Accept advance payment only in the form of a currently dated check made payable to Jefferson Pilot LifeAmerica Insurance Company.
     2. Enter the full amount accepted on page 1, question 28 of the Application for Life Insurance.
     3. Have the Proposed Insured(s), Owner and Licensed Agent or Broker sign and date the receipt.
     4.   Detach the receipt and give it to the Owner.
     5.   Submit the advance payment with the application.

                                                                           4/02

[Jefferson Pilot             JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
 Financial Logo]             SERVICE OFFICE:  One Granite Place, PO Box 515,
                             Concord, New Hampshire 03302-0515 - (603) 226-5000


APPLICATION FOR LIFE INSURANCE -- PART I If any Proposed Insured is under 15 days or over 70 years of age (nearest birthday) or if any Proposed Insured answers "No" to the Health Questions in Section A of the Conditional Receipt, no money may be paid with application and no Conditional Receipt will be given. Jefferson Pilot LifeAmerica Insurance Company Service Office: One Granite Place, PO Box 515, Concord, New Hampshire 03302-0515 - (603) 226-5000

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I. PROPOSED INSURED
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1. Name of Proposed Insured  / / Male  / / Female
   (First, Middle, Last)

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2. Date of Birth
   (mm/dd/yy)
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3. Place of Birth
   (State, Country)
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4. Social Security Number
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5. Driver License # & State of Issue
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6. Home Address (Street, City, State, Zip Code)

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7. Years At This Address
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8. Employer
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9. Business Address (Street, City, State, Zip Code)

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10. Occupation/Duties
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11. Home Telephone
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12. Business Telephone
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13. Citizen of (Country)

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II. COVERAGE INFORMATION
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14. Plan of Insurance (If Variable, Complete Supplement)
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15. Amount of Insurance: $

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16. Death Benefit Option  / / Level   / / Increasing   / / Other (if Available)
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
17. Additional
    Benefits:
/ / Disability Waiver of Premium   / /                  / / Spouse Rider - Amount $ ______________
/ / Accidental Death Benefit - Amount $__________     (Complete Other Insured Supplement)
/ / Guaranteed Insurability - Amount $ __________     / / Children's Rider - Amt. $ ______ /Units ____
/ / Waiver of Specified Premium - Amount $ ________     (Complete Other Insured Supplement)
/ / Accelerated Benefit Rider                           / / Other ___________________________

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18. Automatic Premium Loan    / / Yes (if available)   / /No
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III. OWNER INFORMATION (Complete if Different from Proposed Insured)
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19. Owner Name
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20. Owner Address
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21. Owner Social Security Number or Tax ID
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22. Relationship to Proposed Insured
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23. Trust Date (if no Trust, leave blank)
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IV. BENEFICIARY DESIGNATION
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24. Primary Beneficiary(ies):
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25. Relationship(s) to Proposed Insured:
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26. Contingent Beneficiary(ies):
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27. Relationship(s) to Proposed Insured:
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V. BILLING INSTRUCTIONS
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28. Cash with Application $
    Was the Conditional Receipt Given?  / / Yes  / / No
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29. Planned Premium: $
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30. Lump Sum: $
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31. Initial Premium Amount $
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
32. Premiums to be Paid:   / /  Annually   / / Semi-Annually   / / Quarterly  / / Monthly  / / List Bill # ______
                           / /  DRAFT/PAC  / / PDF (Complete Transmittal)     / / Other: _________________
--------------------------------------------------------------------------------
33. Premium Bill to be Sent to:   / / Proposed Insured at:      / / Other ("Care Of" Name and Mailing Address)
                                      / / Home Address
                                      / /  Business Address
                                  / / Owner at address listed in #20

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34. Special Instructions:

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                                                                    Page 1 of 5
BJF-8313.22 (4/02)                                                         4/02

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VI. PERSONAL FINANCE
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35. Annual Earned Income: $
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36. Annual Unearned Income: $
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37. Total Assets: $
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38. Total Liabilities: $
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39. Net Worth: $
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40. In the last 5 years have you ever filed for bankruptcy?  Yes, If "Yes",
    COMPLETE the Financial Supplement.  / / No
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VII. LIFE INSURANCE IN FORCE
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41. Have you ever applied for life, health or disability insurance and been declined, postponed or charged an increased premium? / / Yes  / / No
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42. Do you have any applications pending with any other life insurance company now? / / Yes  / / No
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IF YOU ANSWERED "YES" TO QUESTION 41 AND/OR 42, PLEASE GIVE DETAILS HERE.

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43. List all insurance in force. If none, state "None".

---------------------------------------------------------------------------------------
                   Face                                                Replacement or
Company           Amount        Beneficiary          Issue Year       Change of Policy?
---------------------------------------------------------------------------------------
                                                                      / / Yes  / / No
---------------------------------------------------------------------------------------
                                                                      / / Yes  / / No
---------------------------------------------------------------------------------------
                                                                      / / Yes  / / No
---------------------------------------------------------------------------------------
                                                                      / / Yes  / / No
---------------------------------------------------------------------------------------

If this insurance will replace or change any other insurance, COMPLETE and ENCLOSE any required state replacement forms.
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VIII. GENERAL RISK INFORMATION
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44. In the past 3 years, have you smoked a cigarette, cigar or pipe, chewed tobacco or used tobacco or nicotine in any form?
If "Yes", last used ______________ (form) on _________
(month, year).                                                   / / Yes  / / No

45. Do you plan to travel or reside outside the US or Canada
    within the next 12 months?                                   / / Yes  / / No

46. In the past 3 years, have you engaged in, or in the future do you plan to engage in, flying in non-commercial aircraft;
    racing of any kind; skin or scuba diving; parachuting or sky diving; hang gliding; mountain, rock or technical climbing?
    If "Yes", Aviation-Avocation Supplement.                     / / Yes  / / No

47. Have you ever been convicted of a felony or misdemeanor
    (except for a minor violation)?                              / / Yes  / / No

48. In the past 5 years, have you been convicted of two or more moving violations, driving under the influence of alcohol
    or other drugs, or had your driver license suspended or
    revoked?                                                     / / Yes  / / No

49. Have you ever been diagnosed by or received treatment from a medical professional for Acquired Immunodeficiency Syndrome
    (AIDS) or AIDS-Related Complex (ARC)?                        / / Yes  / / No

IF YOU ANSWERED "YES" TO QUESTIONS 44-49, PLEASE GIVE DETAILS HERE. (ATTACH AN ADDITIONAL SHEET OF PAPER IF NECESSARY)

    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
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IX. MEDICAL INFORMATION
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50. Name and address of your personal physician and/or health care facility? (If none, indicate "None".) __________________________________________

    ------------------------------------------------------------------------
    a. Date and reason last consulted? _____________________________
    b. Treatment or medication prescribed? ___________________________
51. Height ________ ft. _______ in. Weight _______ lbs.
    a. Has your weight changed by more than 10 pounds during the past
       12 months?                                                / / Yes  / / No
    b. If "Yes", how many pounds? __________ Please explain. ___________
52. Have you ever had, or been told by a medical professional to seek treatment because of, any of the following:
    a. Chest pain, high blood pressure, heart attack, heart
       murmur, disease of the heart or blood vessels?            / / Yes  / / No
    b. Cancer, tumor, leukemia, blood disorder, melanoma, or
       lymphoma?                                                 / / Yes  / / No
    c. Diabetes or high blood sugar?                             / / Yes  / / No
    d. Shortness of breath, asthma, sleep apnea, emphysema,
       tuberculosis, or other lung disease?                      / / Yes  / / No
    e. Disease of the nervous system, stroke, seizure,
       paralysis?                                                / / Yes  / / No
    f. Mental or nervous disorder, depression, anxiety?          / / Yes  / / No
    g. Hepatitis, cirrhosis, or other disease of the liver
       or pancreas?                                              / / Yes  / / No
    h. Ulcer, colitis, or other disorder of the stomach or
       intestines?                                               / / Yes  / / No
    i. Disease or disorder of the kidneys, bladder or
       prostate, or a sexually transmitted disease?              / / Yes  / / No
    j. Arthritis, disease or injury of the muscles, bones,
       or joints?                                                / / Yes  / / No
    k. In the past 10 years, any other health impairment,
       congenital deformity or medically or surgically
       treated condition not mentioned above?                    / / Yes  / / No
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BJF-8313.22 (4/02) 4/02                                              Page 2 of 5

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IX. MEDICAL INFORMATION (Continued)
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53. Have you ever used cocaine, marijuana, or other
    non-prescription stimulants (not including caffeine),
    depressants, or narcotics?                                   / / Yes  / / No
54. Have you ever been treated, or advised to receive
    treatment, for use of alcohol or drugs?                      / / Yes  / / No
55. In the past 30 days, have you taken any medication or
    non-prescription drug?                                       / / Yes  / / No

56. Are you now planning to seek medical advice or treatment
    for any reason?                                              / / Yes  / / No
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57. Family      Age if                            Age at
    Record      Living        Present Health       Death        Cause of Death
--------------------------------------------------------------------------------
    Father
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    Mother
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    Brothers
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    Sisters
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IF YOU ANSWERED "YES" TO QUESTIONS 52 - 56, PLEASE GIVE COMPLETE DETAILS
INCLUDING DATE OF LAST TREATMENT AND NAME/ADDRESS OF THE ATTENDING PHYSICIAN. ATTACH AN ADDITIONAL SHEET OF PAPER IF NECESSARY. ______________________

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--------------------------------------------------------------------------------

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                          AGREEMENT AND ACKNOWLEDGMENT

I, the Owner, declare that my tax identification or social security number as shown is correct. I also certify that I am not subject to backup withholding.

Each of the Undersigned declares that:
1. This Application consists of: a) Part I Application; b) Part II Medical Application, if required; c) any amendments to the application(s) attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for.
2. Unless otherwise provided by the Conditional Receipt, the Company will have no liability under this application unless and until: a) it has been received and approved by the Company at its Service Office; b) the policy has been issued and delivered to the policyowner with a copy of this application attached to and made a part of the policy; c) payment of the first premium and acceptance by the Company occurs during the life of each person proposed for insurance while the health of each proposed insured and the financial status of each proposed insured and/or business has not changed since the date below.
3. No agent, broker or medical examiner has the authority to make or modify any Company contract or to waive any of the Company's requirements.
4. Any administrative changes made by the Company are noted in Section X. Any corrections or any changes as to the plan, amount, class of risk, age at issue or to any benefits will be made only with the written consent of the applicant.
5. If you are applying for an accelerated benefit rider, please note the following: (a) RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS AND MAY BE TAXABLE; and (b) No separate premium is payable for the Accelerated Benefit rider; and (c) The requested portion of the death benefit will be subject to (check the applicable box) / / an interest bearing lien against the policy for the Legend and Duet series of flexible premium adjustable life insurance policies or / / an actuarial discount reflecting early payment of amounts held under the policy for other life insurance policies; and (d) An administrative charge of $300 is applicable.
6. I ACKNOWLEDGE receipt of the Notices on the Medical Information Bureau and Fair Credit Reporting Act.
7. I HAVE READ, or have had read to me, the completed Application for Life Insurance before signing below. All statements and answers in this application are correctly recorded, and are full, complete and true to the best of my knowledge and belief. I UNDERSTAND that any material false statements or material misrepresentations may result in the loss of coverage under the policy.

BJF-8313.22 (4/02) 4/02                                              Page 3 of 5

                                 AUTHORIZATION

Each of the Undersigned declares that:

I authorize any licensed physician, medical practitioner, hospital, clinic or any other medically related facility, insurance company, Medical Information Bureau (MIB), or other organization, institution or person that has any records or knowledge of the proposed insured or the proposed insured's health to give to Jefferson Pilot LifeAmerica Insurance Company, their licensed representa-tives and/or their reinsurers such information.

I understand that the information obtained may be used by the Company to determine eligibility for insurance, or to administer my coverage. The Company may not give the information to any person or entity except: 1) a reinsurer, or other insurers to whom I have applied or may apply; 2) MIB; or 3) any other person or entity who performs business or legal services in connection with the administration of my insurance coverage. Information may be disclosed as allowed by law or regulation.

Upon written request, I will receive details of the method I must use to exercise my right to access, correct, and amend any information gathered about me or my children which relates to this application.

I hereby authorize the Company to obtain an investigative consumer report.

I agree that a copy of this authorization shall be as valid as the original and this authorization shall be valid for 30 months from the date shown below. I may have a copy upon request.

/ / I elect to be interviewed if an Investigative Consumer Report is prepared.

Signed at __________________________, this ______________ day of
                 (city and state)

______________________ _______
          (month)             (year)

-------------------------------                              -------------------------------
SIGNATURE OF PROPOSED INSURED                                SIGNATURE OF SPOUSE (If coverage applied for)
(Parent or Guardian if under 14 years and 6 months of age)

-------------------------------                              -------------------------------
SIGNATURE OF OWNER (If other than Proposed Insured)          SIGNATURE OF CHILD 14 YEARS AND 6 MONTHS OR OLDER
                                                             (If coverage applied for)

-------------------------------                              -------------------------------
SIGNATURE OF LICENSED AGENT OR BROKER                        SIGNATURE OF CHILD 14 YEARS AND 6 MONTHS OR OLDER
                                                             (If coverage applied for)

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X. SERVICE OFFICE ENDORSEMENTS
--------------------------------------------------------------------------------











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BJF-8313.22 (4/02) 4/02                                              Page 4 of 5

                                 AGENT'S REPORT
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GENERAL INFORMATION
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1.  How long and how well have you known the Proposed Insured and Owner?
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2.  Are you related to the Proposed Insured(s)?  / / Yes  / / No
    If "Yes", Give details:

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3.  Did you see all Proposed Insureds on the date of application?
    / / Yes  / / No  (If not seen, an examination is required.)

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4.  Do all Proposed Insureds and Owner read and understand the English Language?
    / / Yes  / / No  If "No", how was the application completed?

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5.  Do you know or have any reason to believe that replacement of insurance is involved?  / / Yes  / / No
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6.  Answer only if Proposed Insured is under age 15.
--------------------------------------------------------------------------------
    a.  Father's Life Insurance:       Amount In Force: $
        Amount Applied for: $
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    b.  Mother's Life Insurance:       Amount In Force: $
        Amount Applied for: $
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    c.  Are siblings also being insured?  / / Yes  / / No
        If "No", please explain:
--------------------------------------------------------------------------------
PURPOSE OF THE SALE: (Please indicate the purpose of this sale by choosing ONE of the following, under appropriate client type)
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7.  CLIENT TYPE - INDIVIDUAL
    ------------------------
    WEALTH ACCUMULATION                             WEALTH PRESERVATION
    / / Retirement planning                         / / Estate Planning
    / / Financial planning                          / / Charitable giving
    / / Special Needs (e.g. disabled child,         / / Retirement distribution
       aging parents, etc.)
    / / Savings
    / / Other (pls. specify)                        / / Other (pls. specify)

    CLIENT TYPE - BUSINESS
    ----------------------
    BUSINESS WEALTH ACCUMULATION                    BUSINESS WEALTH TRANSFER
    / / COLI/BOLI                                   / / Buy/sell arrangement
    / / Split dollar                                / / Business continuation
    / / Executive compensation                      / / Key man coverage
    / / Other (pls. specify)                        / / Other (pls. specify)
--------------------------------------------------------------------------------
BUSINESS FINANCES (Complete only if this is business insurance)
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8.  Type of business:  / / Corporation  / / Partnership  / / Sole Proprietorship
                      / / Other:
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9.  Proposed Insured is:  / / Employee  / / Owner of     % of business
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10. Total Business Assets: Total Business Liabilities: Total Business Net Worth:
    $                      $                           $
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11. Net Income (Profit) for the past 2 years:     Last year     Previous year
                                                  $             $
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12. Is application signed by authorized officer or partner other than Proposed
    Insured?  / / Yes  / / No
    If "Yes", please explain:
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13. Are applications being submitted on other business
    associates? / / Yes  / / No
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14. What insurance does the business maintain on the lives of each corporate officer/key person/partner and the amount of business insurance on each?
--------------------------------------------------------------------------------
    Name         Title       % of Ownership  Amount In Force  Amount Applied For
--------------------------------------------------------------------------------

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AGENT INFORMATION
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15. Agents who participate in this application:

----------------------------------------------------------------------------------------------------------------
    Full Name of Agent entitled to                   % Commission
    commission:                      Agent Number        Share       Agent's Phone Number:   Agent's Fax Number:
----------------------------------------------------------------------------------------------------------------
                                                                %    (   )                   (   )
----------------------------------------------------------------------------------------------------------------
                                                                %    (   )                   (   )
----------------------------------------------------------------------------------------------------------------
                                                                %    (   )                   (   )
----------------------------------------------------------------------------------------------------------------

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16. Primary Agent's E-Mail Address:
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17. In order for us to process completion of the application, please provide the following:

    1) Within which Marketing Program are you submitting this application (i.e. CPA, McGladrey etc.)

--------------------------------------------------------------------------------
    2) Identify any special compensation instructions (i.e. trail commission schedule)

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   I declare that I asked the Proposed Insured each question on the application.
   The answers have been recorded by me exactly as stated and I know nothing affecting the insurability of the Proposed Insured which is not fully recorded in this application.

---------------------------------------    -------------------------------------
DATE                                       SIGNATURE OF LICENSED AGENT OR BROKER

BJF-8313.22 (4/02) 4/02                                              Page 5 of 5

[Jefferson Pilot             JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
 Financial Logo]             SERVICE OFFICE:  One Granite Place, PO Box 515,
                             Concord, New Hampshire 03302-0515 - (603) 226-5000

CONDITIONAL RECEIPT

This Conditional Receipt provides A LIMITED AMOUNT OF LIFE INSURANCE COVERAGE, for a LIMITED PERIOD OF TIME, subject to the terms of this receipt. This CONDITIONAL RECEIPT MAY NOT BE GIVEN IF THE INSURING AGE OF ANY PROPOSED INSURED IS UNDER 15 DAYS OR OVER 70 YEARS OF AGE (NEAREST BIRTHDAY).

A.   HEALTH QUESTIONS

     Has any person proposed for insurance:                          YES    NO

     1. Had or been treated for heart trouble, stroke or cancer
        within the past twelve (12) months?                          / /    / /
     2. Been admitted to a hospital or other medical facility or been advised by a medical practitioner that they need to
        be hospitalized for any reasons other than for normal
        pregnancy within the past ninety (90) days?                  / /    / /

Unless both questions are answered "No", money cannot be accepted and this Conditional Receipt may not be given.

B. CONDITIONS AND LIMITATIONS

AMOUNT LIMITATION - $625,000 TOTAL INSURANCE: The maximum amount of life insurance which may become effective under this Conditional Receipt on any person proposed for insurance shall not exceed $625,000 minus all life insurance provided under any other Conditional Receipt(s) with Jefferson Pilot LifeAmerica Insurance Company. Life insurance includes any benefits for accidental death.

CONDITIONS:
- A minimum advance payment equal to one month premium for the insurance applied for must be made.
- Any check given in payment must be honored when first presented to the bank.
- All medical examinations and tests required by the Company's initial underwriting requirements must be completed and received at its service office within 60 days from the completion of Part I of the application.
- If any person proposed for insurance dies by suicide or if the application or this receipt contains any material misrepresentations, or if one proposed insured of a joint life survivor policy dies prior to completing the underwriting requirements or was found to be uninsurable, then the Company's liability under this receipt is limited to a refund of the premium paid.
- Each person proposed for insurance must be insurable on the insurability date at the Company's standard premium rates according to the Company's underwriting rules and practices for the plan and the amount applied for without modification either as to plan, amount, riders, supplemental agreements and/or the rate of premium paid. If one proposed insured of a joint life survivorship policy dies within the conditional receipt period and the one insured who died had satisfactorily met all required underwriting requirements and was found to be insurable, we will offer the joint and last survivor policy to the surviving insured if that insured was also found to be insurable.

BEGINNING DATE: If all conditions in this receipt have been fulfilled exactly, coverage under the policy applied for, subject to the Amount Limitations may begin on the insurability date, which is the latest of (a) the date of completion of Part I of the application, or (b) the date of completion of all medical examinations, tests and other evidence required by the Company, or (c) the policy date, if any, requested in the application.

TERMINATION DATE - 90 DAY MAXIMUM: Coverage under this receipt, if it has begun, will terminate automatically on the earliest of: (a) 90 days from the date of this receipt, or (b) the date the insurance takes effect under the policy applied for.

If insurance is declined or the policy, if any, as issued is not accepted, any premium paid will be returned to the Owner. If the policy is accepted, any premium paid will be credited to the premiums due under such policy.

I have read the terms of this Conditional Receipt. I understand that the insurance applied for will not be effective unless and until all conditions of this Conditional Receipt are met.

Received from: ________________________________________
the sum of $ ________________________________________

-------------------------------------   -------------------------------------
SIGNATURE OF PROPOSED INSURED           DATE
(Parent or Guardian if under 14 years
and 6 months of age)


-------------------------------------   -------------------------------------
SIGNATURE OF OWNER (If other than       SIGNATURE OF LICENSED AGENT OR BROKER
Proposed Insured)

ALL CHECKS MUST BE MADE PAYABLE TO JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

BJF-8313.26 (8/01)                                                          8/01

[Jefferson Pilot             JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
 Financial Logo]             SERVICE OFFICE:  One Granite Place, PO Box 515,
                             Concord, New Hampshire 03302-0515 - (603) 226-5000


IMPORTANT NOTICES

            (PLEASE GIVE COPY OF THESE NOTICES TO PROPOSED INSURED)

UNDERWRITING
Once we receive your application we will begin the underwriting process to determine whether you are eligible for insurance, and, if so, the rate you should pay for that insurance. We may find that we are unable to give you the insurance you have applied for or that we are able to give to you such insurance only on a modified basis or at a premium rate greater than our lowest premium rate.

Your application will be our primary source of information; therefore, it must be true, complete and accurate. We may seek information from other sources to help us evaluate the information you give us on your application.

CONTESTABILITY
We strongly urge you to review the completed application closely for accuracy. A claim may be denied if the application contains material false statements or misrepresentations or fails to disclose material facts. In such a case, loss of coverage under the policy may result.

FAIR CREDIT REPORTING ACT
Pursuant to Sec. 606 of the Fair Credit Reporting Act, this notice is to inform you that as a component of our underwriting process of the application for insurance on your life, we may request an investigative consumer report which may include information related to your character, general reputation, personal characteristics and mode of living.

You have a right to request in writing, within a reasonable period of time after receipt of this notice, a complete and accurate disclosure of the nature and scope of the investigation requested and a written summary of your rights under Sec. 609 of the Fair Credit Reporting Act.

The disclosure information from us will be in writing and mailed to you along with the written summary of your rights within five (5) business days after the later of receipt by the Company of your written request or our request for an investigative consumer report. If a report has been requested we will also furnish you with the name and address of the consumer reporting agency to whom the request was made. You may contact the consumer reporting agency, in writing, to receive a copy of such report.

Also we may share information contained in the investigative consumer report and other information in your file with any Jefferson Pilot Financial company, unless you direct us not to disclose such information.

MEDICAL INFORMATION BUREAU
Information on your insurability or that of your spouse or minor children will be treated confidentially. We or our reinsurers may make a brief report on it to the Medical Information Bureau, Inc. (MIB). This is a non-profit organization to which a number of life and health insurers belong. It runs an exchange of information for its members. If you, your spouse or any of your minor children apply to other MIB members for life or health insurance, or file a claim with one of them, the MIB, if asked, will give the member the information in its file.

If you ask, the MIB will disclose any information it may have in its files on you, your spouse or minor children. You must possess an authorization signed by your spouse specifically naming such facility, and authorizing you to receive such information. If you think the file is wrong, you may write or telephone and ask that it be changed. Your rights are set forth in the Federal Fair Credit Reporting Act. You can write to the MIB at: Box 105, Essex Station, Boston, Mass. 02112. You can reach MIB by phone at (617) 426-3660.

We, or our reinsurers, may also give information in our/their files to life and health insurers to which you, your spouse or minor children apply for life or health insurance, or with which you file a claim. However, release of such information will be subject to the authorization requirements stipulated in the previous paragraph.

BJF-8313.27                                                                 2/01

[Jefferson Pilot             JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
 Financial Logo]             SERVICE OFFICE:  One Granite Place, PO Box 515,
                             Concord, New Hampshire 03302-0515 - (603) 226-5000


APPLICATION SUPPLEMENT FOR VARIABLE LIFE INSURANCE

A. PROPOSED INSURED: ___________________________
   Birthdate: _______ / ________ / _______
--------------------------------------------------------------------------------
B. PREMIUM PAYOR (Complete if the Premium Payor is other than the Proposed Insured)
   1. Name of Payor: _______________________________________________
   2. Relationship to Proposed Insured: ________________________________
--------------------------------------------------------------------------------
C. ALLOCATION OF NET PREMIUMS (5% is the minimum allowed for any sub-account used. Use whole numbers only - no fraction or decimals. Total sum of percentage allocations must equal 100%.)

SEPARATE ACCOUNT B DIVISIONS       NAME OF DIVISION ADVISOR/SUBADVISOR              PERCENTAGE  FUND NO.
--------------------------------------------------------------------------------------------------------
ProFund VP Technology              ProFund Advisors, LLC                             _______ %    082
Vanguard VIF Small Company Growth  The Vanguard Group                                _______ %    078
ProFund VP Financial               ProFund Advisors, LLC                             _______ %    083
JPVF Growth                        Jefferson Pilot Investment Advisory Corporation   _______ %    026
                                   subadvised by Strong Capital Management, Inc.
American Funds Growth              Capital Research and Management Co.               _______ %    088
Fidelity VIP Growth                Fidelity Management and Research Co.              _______ %    043
Scudder VIT Small Cap Index        Deutsche Asset Management                         _______ %    081
JPVF Small Company                 Jefferson Pilot Investment Advisory Corporation   _______ %    031
                                   subadvised by Lord, Abbett & Company
Fidelity VIP Mid Cap               Fidelity Management and Research Co.              _______ %    087
ProFund VP Healthcare              ProFund Advisors, LLC                             _______ %    084
T. Rowe Price Mid-Cap Growth       T. Rowe Price Associates                          _______ %    076
JPVF Mid-Cap Growth                Jefferson Pilot Investment Advisory Corporation   _______ %    071
                                   subadvised by Turner Investment Partners, Inc.
JPVF Strategic Growth              Jefferson Pilot Investment Advisory Corporation   _______ %    021
                                   subadvised by T. Rowe Price Associates, Inc.
MFS Research                       MFS Investment Management                         _______ %    035
Franklin Small Cap Value           Franklin Advisory Services, LLC                   _______ %    085
JPVF Mid-Cap Value                 Jefferson Pilot Investment Advisory Corporation   _______ %    072
                                   subadvised by Wellington Management Company, LLP
JPVF Capital Growth                Jefferson Pilot Investment Advisory Corporation   _______ %    041
                                   subadvised by Janus Capital Management, LLC
Vanguard VIF Mid-Cap Index         The Vanguard Group                                _______ %    079
Ayco Growth Fund                   The Ayco Company, L.P.                            _______ %    074
JPVF Small-Cap Value               Jefferson Pilot Investment Advisory Corporation   _______ %    070
                                   subadvised by Dalton, Greiner, Hartman, Maher
                                   & Co.
American Century VP Int'l Fund     American Century Investments                      _______ %    073
American Century VP Value          American Century Investments                      _______ %    077
Fidelity VIP Equity-Income         Fidelity Management and Research Co.              _______ %    044
JPVF Value                         Jefferson Pilot Investment Advisory Corporation   _______ %    037
                                   subadvised by Credit Suisse Asset Management, LLC
American Funds Growth-Income       Capital Research and Management Co.               _______ %    089
Templeton Foreign Securities Fund  Templeton Investment Counsel, LLC                 _______ %    024
JPVF International Equity          Jefferson Pilot Investment Advisory Corporation   _______ %    025
                                   subadvised by Marsico Capital Management
MFS Utilities                      MFS Investment Management                         _______ %    036
JPVF S&P 500 Index                 Jefferson Pilot Investment Advisory Corporation   _______ %    049
                                   subadvised by Barclays Global Fund Advisors
JPVF World Growth Stock            Jefferson Pilot Investment Advisory Corporation   _______ %    006
                                   subadvised by Templeton Investment Counsel, LLC
Fidelity VIP Contrafund            Fidelity Management and Research Co.              _______ %    047
Vanguard VIF REIT Index            The Vanguard Group                                _______ %    080
JPVF High Yield Bond               Jefferson Pilot Investment Advisory Corporation   _______ %    028
                                   subadvised by MFS Investment Management
JPVF Balanced                      Jefferson Pilot Investment Advisory Corporation   _______ %    045
                                   subadvised by Janus Capital Management, LLC
PIMCO Total Return                 PIMCO                                             _______ %    075
Fidelity VIP Investment Grade Bond Fidelity Management and Research Co.              _______ %    086
JPVF Money Market                  Jefferson Pilot Investment Advisory Corporation   _______ %    011
                                   subadvised by MFS Investment Management
Other                                                                                _______ %
General Account                                                                      _______ %    050
TOTAL                                                                                _100%__

                                                                     Page 1 of 2
BJF-8317.22 (5/03)                                                 Ver. 1 (5/03)

--------------------------------------------------------------------------------
D.  MONTHLY CHARGES

    Monthly insurance and administrative charges will be deducted from the General Account and divisions of the Separate Account on a pro rata basis unless the box is checked below:

    / / Deduct all charges from the _________________ division (any single division or the General Account may be noted).
--------------------------------------------------------------------------------
E.  SUITABILITY
    YES    NO
    / /    / /  1. Have you, the Proposed Insured, and the Owner, if other than the Proposed Insured, received a current Prospectus dated _____________________________ for the policy applied for?
                2. Do you understand that, under the policy applied for
                   (exclusive of any optional benefits):
                   a. There are two death benefit options to choose between?
                   b. The amount of death benefit above the Specified Amount
                      under Option II may increase or decrease depending on the policy's investment experience?
                   c. The cash value under Options I and II may increase or
                      decrease depending on the policy's investment experience?
                3. With this in mind, is the policy applied for in accord with your insurance objective and your anticipated financial
                   needs?
--------------------------------------------------------------------------------
CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES). THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

I have read or have had read to me the completed Application Supplement for Variable Life Insurance before signing below. All statements and answers in this Supplement are correctly recorded and are full, complete and true to the best of my knowledge and belief. I agree that this Application Supplement for Variable Life Insurance constitutes a part of my Application for Life Insurance and is to be attached to and made a part of the policy. I understand that any material false statements or material misrepresentations may result in the loss of coverage under the policy.

I ACKNOWLEDGE receipt of a Prospectus for the policy applied for.

Signed at __________________________, this ______________ day of
                 (city and state)

______________________ _______
          (month)             (year)

-------------------------------                              -------------------------------
SIGNATURE OF OWNER IF OTHER THAN PROPOSED INSURED.           SIGNATURE OF PROPOSED INSURED (If under 14 years and 6 months of
If Firm, Trust, or Corporation, print its name and that       age, signature of parent or legal guardian)
of authorized person who will sign below on its behalf.



-------------------------------                              -------------------------------
Signature and title of authorized person signing on behalf    Date of Part 1, Application for Life Insurance
of Firm, Trust or Corporation named above.



I declare that I asked the Proposed Insured each question. The answers have been recorded by me exactly as stated.

----------------------------------------------------
Name of Registered Representative (Please print)


-------------------------------                              -------------------------------
SIGNATURE OF REGISTERED REPRESENTATIVE                       SIGNATURE OF REGISTERED PRINCIPAL

Registered Representative's Office and Control Code:

    / / / / / / / / / / / / / / / /


                                                                     Page 2 of 2
BJF-8317.22 (5/03)                                                 Ver. 1 (5/03)